Sub-Item 77D

     The MFS High Yield Opportunities Fund, a series of MFS Series Trust III, added disclosure regarding foreign securities, as described in the prospectus contained in Post-Effective Amendment No. 29 to the Registration Statement (File Nos. 2-60491 and 811-2794), as filed with the Securities and Exchange Commission via EDGAR on May 30, 2000. Such description is incorporated herein by reference.